UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 12, 2014

Date of Report (Date of earliest event reported)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As described in the Current Reports on Form 8-K filed on September 12, 2014 and October 17, 2014, Caesars Entertainment Corporation (“CEC”) and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), announced that they have been engaged in confidential discussions with certain beneficial holders of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (the “First Lien Bondholders”) and certain beneficial holders of CEOC’s senior secured credit facilities (the “First Lien Bank Lenders” and together with the First Lien Bondholders, the “First Lien Creditors”) in furtherance of their efforts to restructure CEOC’s debt (a “Restructuring”). In connection with the discussions, CEC and CEOC provided certain confidential information to the First Lien Creditors pursuant to non-disclosure agreements (“NDAs”) between CEC, CEOC and the First Lien Creditors.

The NDAs with all of the First Lien Bank Lenders and one First Lien Bondholder (the “Non-Extending Creditors”) have expired and the Non-Extending Creditors have independently released information from their discussions with CEC and CEOC. Discussions with the First Lien Bank Lenders had progressed and CEC and CEOC believed an oral agreement in principle had been reached between certain parties, which was contingent on, among other things, CEOC and CEC reaching an economic deal with the First Lien Bondholders that the First Lien Bank Lenders found acceptable. The First Lien Bank Lenders state in their press release that an agreement has not been reached with the First Lien Bondholders on the terms of a Restructuring that are acceptable to the First Lien Bank Lenders. The First Lien Bank Lenders’ press release can be found at http://www.prnewswire.com/news-releases/informal-committee-of-certain-first-lien-bank-lenders-of-caesars-entertainment-releases-information-about-restructuring-discussions-300008934.html. The non-extending First Lien Bondholder’s press release can be found at http://www.businesswire.com/multimedia/home/20141211006615/en/#.VIp0tmo5DIU.

Notwithstanding the actions by the Non-Extending Creditors, the NDAs with certain First Lien Bondholders have been extended and CEC and CEOC are continuing discussions with them with respect to finalizing the material economic terms of a Restructuring.

No assurances can be made that (a) the Restructuring as disclosed in the released materials will be implemented or (b) an agreement will be reached between CEC, CEOC and CEOC’s creditors on the terms of a Restructuring.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEOC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: December 12, 2014	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary